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                                                                     EXHIBIT 8.1



                 [LETTERHEAD OF PILLSBURY MADISON & SUTRO LLP]


                                             April 14, 1999


BancWest Corporation
999 Bishop Street
Honolulu, HI 96813

Ladies and Gentlemen:

     With reference to the Registration Statement on Form S-4 (the "Registration Statement") being filed by BancWest Corporation, a Delaware corporation ("BancWest"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of shares of BancWest's common stock to be issued incident to the merger described in the Registration Statement (the "Merger") of SierraWest Bancorp, a California corporation, with and into Bank of the West, a California state-chartered bank and a wholly owned subsidiary of BancWest, in our opinion the discussion under the caption "The Merger-Certain Federal Income Tax Consequences" in the Registration Statement sets forth the material United States federal income tax considerations generally applicable to the Merger.

     We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name in the Registration Statement and in the Proxy Statement/Prospectus included therein.

                                             Very truly yours,




                                             /s/ Pillsbury Madison & Sutro LLP